Exhibit 2.1

OMNIBUS DIRECTION AGREEMENT

THIS OMNIBUS DIRECTION AGREEMENT (this “Direction Agreement”) is made this 17th day of April, 2017, by and among: (a) Parkway Operating Partnership, LP (“POPLP”); (b) each of the entities listed on Exhibit A attached hereto (each a “Contribution Entity” and collectively, the “Contribution Entities”); (c) Permian Investor LP (“TIAA/SP”); and (d) CPPIB US RE-A, Inc (“CPPIB”, and together with POPLP, the Contribution Entities and TIAA/SP, the “Parties”).

WITNESSETH:

WHEREAS, the Parties are parties to that certain Omnibus Contribution and Partial Interest Assignment Agreement dated as of February 17, 2017 (the “Contribution Agreement”).

WHEREAS, the Contribution Agreement contemplates, among other things, that prior to the Closing Date (all capitalized terms used herein and not defined have the meaning provided for in the Contribution Agreement): (a) POPLP will form PKY GWP JV GP, LLC (“PKY/GP”) and PKY GWP JV LP, LLC (“PKY/LP”); (b) PKY/GP and PKY/LP will form the Company; (c) the Company will form Holdco; (d) Holdco will form the Phoenix Propco and Mezzco; and (e) Mezzco will form the Propcos (collectively, the “Mezz Propcos”) shown on Exhibit B attached hereto.

WHEREAS, the Contribution Agreement also contemplates, among other things, that (a) on the Closing Date: (i) POPLP will cause each Contribution Entity to contribute the Contribution Assets owned by such Contribution Entity to the Company; (ii) the Company will contribute all such Contribution Assets to Holdco; (iii) Holdco will contribute the Phoenix Assets to the Phoenix Propco; (iv) Holdco will contribute all remaining Contribution Assets (i.e., all Contribution Assets other than the Phoenix Assets) to Mezzco; (v) Mezzco will contribute all remaining Contribution Assets to the applicable Mezz Propcos; (vi) PKY/LP will assign the Class C-1 Interest to TIAA/SP in consideration of the Class C-1 Interest Assignment Consideration Amount; and (vii) PKY/LP will assign the Class D Interest to CPPIB in consideration of the Class D Interest Assignment Consideration Amount and (b) after the CBT Election Date, PKY/LP will assign the Class C-2 Interest to TIAA/SP in consideration of the Class C-2 Interest Assignment Consideration.

WHEREAS, in anticipation of the Closing: (a) POPLP has formed PKY/GP and PKY/LP; (b) PKY/GP and PKY/LP have formed the Company; (c) the Company has formed Holdco; (d) Holdco has formed the Phoenix Propco and Mezzco; and (e) Mezzco has formed the Mezz Propcos.

WHEREAS, in anticipation of the Closing, the Parties desire, among other things, to simplify the process by which the contribution of the Contribution Assets to the Propcos is to accomplished, without any modification to the substance of the Contribution Agreement, by having each Contribution Entity contribute the Contribution Assets owned by such Contribution Entity directly to the applicable Propco as provided for herein.

NOW THEREFORE, the Parties agree to the following:

1. Amendment to Contribution Agreement. The Parties agree that this Direction Agreement constitutes an amendment to the Contribution Agreement as provided for in Section 15.02 of the Contribution Agreement.

2. New Step Plan.

(a) Notwithstanding anything to the contrary contained in the Contribution Agreement, subject to and in accordance with the terms of the Contribution Agreement, on the Closing Date:

i.	The Company shall be (and is hereby) deemed to have directed the Phoenix Entity to contribute the Phoenix Assets as directed by Holdco rather than to the Company.

ii.	Holdco shall be (and is hereby) deemed to have directed the Phoenix Entity to contribute the Phoenix Assets directly to the Phoenix Entity rather than to Holdco.

iii.	The Company shall be (and is hereby) deemed to have directed each other Contribution Entity to contribute the Contribution Assets owned by each such other Contribution Entity as directed by Holdco rather than to the Company.

iv.	Holdco shall be (and is hereby) deemed to have directed each other Contribution Entity to contribute the Contribution Assets owned by such other Contribution Entity as directed by Mezzco rather than to Holdco.

v.	Mezzco shall be (and is hereby) deemed to have directed each other Contribution Entity to contribute the Contribution Assets owned by such other Contribution Entity directly to the applicable Mezz Propco rather than to Mezzco.

(b) The eleventh (11th) Recital clause of the Contribution Agreement, Section 3.01(a) of the Contribution Agreement, Section 3.05 of the Contribution Agreement, Section 3.07(a) of the Contribution Agreement, Section 3.08(b) of the Contribution Agreement and Section 4.04(d) of the Contribution Agreement are hereby deemed modified in accordance with the provisions of Section 2(a) of this Direction Agreement.

(c) Exhibit 13-2 attached to the Contribution Agreement is hereby deemed deleted in its entirety and replaced with Exhibit C attached hereto.

3. Modification of Defined Terms. Article I of the Contribution Agreement is hereby amended as follows:

(a) By restating the defined term “Class C-1 Percentage Interest” in its entirety to read as follows: “Class C-1 Percentage Interest” means 13.914%.

(b) By restating the defined term “Class C-2 Assignment Consideration Amount” in its entirety to read as follows: “Class C-2 Assignment Consideration Amount” means an amount equal to the product of (x) 10.586% and (y) the Adjusted Contribution Asset Value Amount.

(c) By restating the defined term “Class C-2 Default Assignment Consideration Amount” in its entirety to read as follows: “Class C-2 Default Assignment Consideration Amount” means an amount equal to the product of (x) 6.586% multiplied by (y) the Adjusted Contribution Asset Value Amount.

(d) By restating the defined term “Class C-2 Interest” in its entirety to read as follows: “Class C-2 Interest” means (i) if acquired by TIAA/SP, a Partnership Interest with a Percentage Interest equal to 10.586% and (ii) if acquired by CPPIB, a Partnership Interest with a Percentage Interest equal to 6.586%, and is more fully described in the Company LP Agreement.

(e) By deleting the defined term “Class C-2 Percentage Interest” in its entirety.

4. Delivery by Escrow Closing Instruction Letter. The parties acknowledge and agree that the deliveries contemplated by the TIAA/SP Closing Obligations, the CPPIB Closing Obligations and Parkway’s Closing Obligations may be accomplished by any delivery method expressly set forth in the Escrow Closing Instruction Letter.

5. Article XV of Contribution Agreement Incorporated by Reference. Article XV of the Contribution Agreement is hereby incorporated by reference into this Direction Agreement.

6. Contribution Agreement Ratified in Full. Except as expressly modified by this Direction Agreement, the Contribution Agreement is hereby ratified in full by all of the Parties in all respects.

[Remainder of page intentionally blank. Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Direction Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARKWAY OPERATING PARTNERSHIP LP, a Delaware limited partnership (on behalf of itself and the Contribution Entities, as the authorized signatory for such Contribution Entities)

By:	Parkway Properties General Partners, Inc., its general partner

	By:	/s/ Scott E. Francis
		Name:	Scott E. Francis
		Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

	By:	/s/ A. Noni Holmes-Kidd
		Name:	A. Noni Holmes-Kidd
		Title:	Vice President and General Counsel

PERMIAN INVESTOR LP,
a Delaware limited partnership

By:	Permian Investor GP LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Michael Fisk
		Name:	Michael Fisk
		Title:	Authorized Signatory

	By:	/s/ Brett Bossung
		Name:	Brett Bossung
		Title:	Authorized Signatory

CPPIB US RE-A, Inc.,
a corporation organized under the laws of Ontario

By:	/s/ Peter Ballon
	Name:	Peter Ballon
	Title:	Authorized Signatory

By:	/s/ Graeme Eadie
	Name:	Graeme Eadie
	Title:	Authorized Signatory

EXHIBIT A

CONTRIBUTION ENTITIES

1.	Cousins Greenway West Parking LLC

2.	Cousins Greenway Eight Twelve LLC

3.	Cousins Greenway West First Parent LLC

4.	Cousins Greenway East Parent LLC

5.	Cousins Greenway Outparcel West, LLC

6.	Cousins Greenway Central Plant LLC

7.	PKY Greenway Nine LLC

8.	PKY Greenway Edloe Parking LLC

9.	PKY 3200 SW Freeway, LLC

A-1

EXHIBIT B

MEZZ PROPCOS

1.	GWP One, LLC

2.	GWP Two, LLC

3.	GWP East, LLC

4.	GWP Eight Twelve, LLC

5.	GWP Nine, LLC

6.	GWP West, LLC

7.	GWP Central Plant, LLC

8.	GWP 3800 Buffalo Speedway, LLC

9.	GWP Edloe Parking, LLC

10.	GWP North Richmond, LLC

11.	GWP Richmond Avenue, LLC

B-1

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENTS

GENERAL ASSIGNMENT AND ASSUMPTION

THIS GENERAL ASSIGNMENT AND ASSUMPTION (this “Assignment”) is executed and entered into as of the      day of             , 2017 (the “Effective Date”) by and among: (a) COUSINS GREENWAY WEST FIRST PARENT LLC, a Georgia limited liability company (“Assignor”); (b) GWP WEST, LLC, a Delaware limited liability company (“Assignee”); (c) GWP JV Holdings, LLC (“Holdco”); and (d) GWP JV Mezzanine, LLC (“Mezzco”)1.

WITNESSETH:

WHEREAS, Assignor is a party to that certain Omnibus Contribution and Partial Interest Assignment Agreement, dated as of February 17, 2017, as modified by that certain Omnibus Direction Agreement dated as of             , 2017 (the Omnibus Contribution and Partial Interest Assignment Agreement, as modified by the Omnibus Direction Agreement, is, collectively, the “Contribution Agreement”), among, inter alia: (a) Parkway Operating Partnership, LP (“POPLP”); (b) Assignor and each of the other Contribution Entities as defined in the Contribution Agreement (collectively, the “Contribution Entities”); (c) Permian Investor LP (“TIAA/SP”); and (d) CPPIB US-Re-A, Inc. (“CPPIB”).

WHEREAS, Assignor is the owner of a portion of the Real Property (as defined in the Contribution Agreement, and all capitalized terms used herein and not otherwise defined have the meaning provided for in the Contribution Agreement) known as                     , including the Building thereon and all Leases relating thereto.

WHEREAS: (a) Assignor has agreed to assign to Assignee any and all of Assignor’s rights, titles, and interests (or any kind of nature whatsoever) in and to all of the Assigned Property (as defined below); (b) except as specifically provided for below, Assignee has agreed to assume all of the obligations, liabilities and responsibilities (of any kind of nature whatsoever) of Assignor and/or POPLP arising from, out of or in connection with such Assigned Property (collectively, the “Assignor Obligations”); and (c) Holdco and Mezzco have agreed to execute this Assignment as joint and several obligors with Assignee in respect of the Assignor Obligations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (together with Holdco and Mezzco) hereby agree as follows:

1.	Assignment and Assumption. Subject to Section 3 below, as of 12:01 a.m. on the Effective Date, (a) Assignor hereby assigns, conveys and transfers to Assignee all of Assignor’s rights, titles, and interests (of any kind of nature whatsoever) in and to all of the items (collectively, the “Assigned Property”) described in Exhibit A attached hereto, and (b) Assignee assumes the Assignor Obligations.

[1]	Mezzco will not be a party to the Phoenix Assignment.

2.	Indemnity. Except as otherwise expressly set forth in the Contribution Agreement, Assignee will indemnify, defend and hold Assignor harmless from and against any and all losses, costs, damages, liabilities and expenses of any kind or nature whatsoever (including without limitation attorney’s fees) paid or incurred by Assignor that in any way arise from, out of or are connected with (a) the Assignor Obligations and (b) the enforcement by Assignor of Assignee’s indemnification obligations hereunder.

3.	POPLP Retained Obligations. Notwithstanding the provisions of Sections 1 and 2 above, Assignee and Assignor expressly agree that: (a) the Assignor Obligations do not include the POPLP Retained Obligations (as such term is defined in the Contribution Agreement); (b) pursuant to the Contribution Agreement, POPLP has retained responsibility for the POPLP Retained Obligations; and (c) pursuant to the Company LP Agreement, PKY/GP and PKY/LP have agreed to be responsible for any of the POPLP Retained Obligations not paid by POPLP.

4.	Holdco and Mezzco Joint and Several Obligors With Assignee. Holdco and Mezzco hereby agree that (a) they are each a joint and several obligor with Assignee and each other in connection with (i) the assumption of the Assignor Obligations and (ii) the indemnification obligations of Assignee as set forth in Section 2 of this Assignment and (b) at all times Assignor (and all successors and assigns of Assignor) shall be deemed to be in direct privity with Holdco and Mezzco in respect of (i) the assumption of the Assignor Obligations and (ii) the indemnification obligations of Assignee as set forth in Section 2 of this Assignment. Notwithstanding anything to the contrary contained in this Assignment, Assignor, POPLP, Holdco, Mezzco and Assignee agree that (a) no party hereto has any rights against the Company arising out of or in connection with this Assignment and (b) the Company has no obligations or liabilities to Assignor, POPLP, Holdco, Mezzco or Assignee arising out of or in connection with this Assignment.

5.	Binding. This Assignment is binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

6.	Amendment. This Assignment may be amended, supplemented or otherwise modified only by a written instrument duly executed by all of the parties hereto.

7.	Enforceability. If any provision or provisions of this Assignment, or any portion thereof, is invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action will be construed consistent with the intent of the parties hereto so as (whenever possible) not to affect the validity or enforceability hereof and will not affect the validity or effect of any other portion hereof which shall remain in full force and effect.

8.	Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

9.	Counterparts. This Assignment may be executed in counterparts (including in the portable document format (.pdf)), each of which (when delivered) shall be the same agreement. Only one fully executed counterpart need be produced in order to prove the execution and delivery of this Assignment. The parties may execute this Assignment by executing signature pages and authorizing them to be attached to the body of this Assignment.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed as of the date written above.

ASSIGNOR:

COUSINS GREENWAY WEST FIRST PARENT LLC, a Georgia limited liability company

By:
Name:
Title:

ASSIGNEE:

GWP WEST LLC, a Delaware limited liability company

By: GWP JV MEZZANINE HOLDINGS, LLC, a Delaware limited liability company

By: GWP JV HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

[signatures continue on next page]

JOINT AND SEVERAL OBLIGORS WITH ASSIGNEE:

GWP JV HOLDINGS, LLC, a Delaware limited liability company, on behalf of itself and on behalf of its wholly-owned subsidiary, GWP JV MEZZANINE HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	C Director

By:
Name:
	Title:	D Director

EXHIBIT A

ASSIGNED PROPERTY

ASSIGNMENT AND ASSUMPTION OF LANDLORD’S INTEREST IN LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LANDLORD’S INTEREST IN LEASES (this “Assignment”) is executed and entered into as of the      day of             , 2017 (the “Effective Date”) by and among: (a) COUSINS GREENWAY WEST FIRST PARENT LLC, a Georgia limited liability company (“Assignor”); (b) GWP WEST, LLC, a Delaware limited liability company (“Assignee”); (c) GWP JV Holdings, LLC (“Holdco”); and (d) GWP JV Mezzanine, LLC (“Mezzco”)2.

WITNESSETH:

WHEREAS, Assignor is a party to that certain Omnibus Contribution and Partial Interest Assignment Agreement, dated as of February 17, 2017, as modified by that certain Omnibus Direction Agreement dated as of             , 2017 (the Omnibus Contribution and Partial Interest Assignment Agreement, as modified by the Omnibus Direction Agreement, is, collectively, the “Contribution Agreement”), among, inter alia: (a) Parkway Operating Partnership, LP (“POPLP”); (b) Assignor and each of the other Contribution Entities as defined in the Contribution Agreement (collectively, the “Contribution Entities”); (c) Permian Investor LP (“TIAA/SP”); and (d) CPPIB US-Re-A, Inc. (“CPPIB”).

WHEREAS, Assignor is the owner of a portion of the Real Property (as defined in the Contribution Agreement, and all capitalized terms used herein and not otherwise defined have the meaning provided for in the Contribution Agreement) known as                     , including the Building thereon and all Leases relating thereto.

WHEREAS, simultaneously with the execution and delivery of this Assignment, Assignor is executing and delivering to Assignee a special warranty deed granting and conveying the Real Property to Assignee.

WHEREAS, (a) Assignor has agreed to assign to Assignee any and all of Assignor’s rights, titles, and interests (or any kind of nature whatsoever) in and to all of such Leases (collectively, the “Landlord Lease Rights”); (b) except as specifically provided for below, Assignee has agreed to assume all of the obligations, liabilities and responsibilities (of any kind of nature whatsoever) of Assignor arising from, out of or in connection with such Leases (collectively, the “Landlord Lease Obligations”); and (c) Holdco and Mezzco have agreed to execute this Assignment as joint and several obligors with Assignee in respect of the Landlord Lease Obligations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (together with Holdco and Mezzco) hereby agree as follows:

1. Assignment and Assumption. Subject to Section 3 below, as of 12:01 a.m. on the Effective Date (a) Assignor hereby assigns, conveys and transfers to Assignee all of the Landlord Lease Rights and (b) Assignee assumes the Landlord Lease Obligations.

[2]	Mezzco will not be a party to the Phoenix Assignment.

2. Indemnity. Except as otherwise expressly set forth in the Contribution Agreement, Assignee will indemnify, defend and hold Assignor harmless from and against any and all losses, costs, damages, liabilities and expenses of any kind or nature whatsoever (including without limitation attorney’s fees) paid or incurred by Assignor that in any way arise from, out of or are connected with (a) the Landlord Lease Obligations and (b) the enforcement by Assignor of Assignee’s indemnification obligations hereunder.

3. POPLP Retained Leasing Obligations. Notwithstanding the provisions of Sections 1 and 2 above, Assignee and Assignor expressly agree that: (a) the Landlord Lease Obligations do not include the POPLP Retained Leasing Obligations (including, without limitation, the POPLP Retained Rent Concession Amount); (b) pursuant to the Contribution Agreement, POPLP has retained responsibility for the POPLP Retained Leasing Obligations (including, without limitation, the POPLP Retained Rent Concession Amount); and (c) pursuant to the Company LP Agreement, PKY/GP and PKY/LP have agreed to be responsible for any of the POPLP Retained Leasing Obligations (including, without limitation, the POPLP Retained Rent Concession Amount) not paid by POPLP.

4. Holdco and Mezzco Joint and Several Obligors With Assignee. Holdco and Mezzco hereby agree that (a) they are each a joint and several obligor with Assignee and each other in connection with (i) the assumption of the Landlord Lease Obligations and (ii) the indemnification obligations of Assignee as set forth in Section 2 of this Assignment and (b) at all times Assignor (and all successors and assigns of Assignor) shall be deemed to be in direct privity with Holdco and Mezzco in respect of (i) the assumption of the Landlord Lease Obligations and (ii) the indemnification obligations of Assignee as set forth in Section 2 of this Assignment. Notwithstanding anything to the contrary contained in this Assignment, Assignor, POPLP, Holdco, Mezzco and Assignee agree that (a) no party hereto has any rights against the Company arising out of or in connection with this Assignment and (b) the Company has no obligations or liabilities to Assignor, POPLP, Holdco, Mezzco or Assignee arising out of or in connection with this Assignment.

5. Binding. This Assignment is binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

6. Amendment. This Assignment may be amended, supplemented or otherwise modified only by a written instrument duly executed by all of the parties hereto.

7. Enforceability. If any provision or provisions of this Assignment, or any portion thereof, is invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action will be construed consistent with the intent of the parties hereto so as (whenever possible) not to affect the validity or enforceability hereof and will not affect the validity or effect of any other portion hereof which shall remain in full force and effect.

8. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

9. Counterparts. This Assignment may be executed in counterparts (including in the portable document format (.pdf)), each of which (when delivered) shall be the same agreement. Only one fully executed counterpart need be produced in order to prove the execution and delivery of this Assignment. The parties may execute this Assignment by executing signature pages and authorizing them to be attached to the body of this Assignment.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed as of the date written above.

ASSIGNOR:

COUSINS GREENWAY WEST FIRST PARENT LLC, a Georgia limited liability company

By:
Name:
Title:

ASSIGNEE:

GWP WEST LLC, a Delaware limited liability company

By: GWP JV MEZZANINE HOLDINGS, LLC, a Delaware limited liability company

By: GWP JV HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

[signatures continue on next page]

JOINT AND SEVERAL OBLIGORS WITH ASSIGNEE:

GWP JV HOLDINGS, LLC, a Delaware limited liability company, on behalf of itself and on behalf of its wholly-owned subsidiary, GWP JV MEZZANINE HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	A/B Director

By:
Name:
	Title:	C Director

By:
Name:
	Title:	D Director